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                                                                 Exhibit 10.24


                         PROPERTY MANAGEMENT AGREEMENT

         This Agreement (herein so called) is made and entered into effective as of February 1, 1995, between NHP RETIREMENT HOUSING PARTNERS I LIMITED PARTNERSHIP, a Delaware limited ("Owner"), and CAPITAL SENIOR LIVING, INC., a Texas corporation ("Agent").

         1. Appointment and Acceptance. The Owner, on behalf of itself appoints the Agent as exclusive agent to manage, operate, maintain, lease, rent, and otherwise operate the properties more particularly described in
Schedule I of this Agreement (collectively, the "Projects" and individually, a "Project"). Agent accepts the appointment, subject to the terms and conditions set forth in this Agreement; and agrees to exert its reasonable efforts in managing the property.

         2. Definitions. The following terms and phrases are employed in this Agreement. Subject to the terms and conditions of this Agreement, said terms and phrases shall be deemed to have the respective meanings set forth below wherever they appear in this Agreement.

                 (a) "Affiliate" means (i) any other person directly or indirectly controlling or controlled by or under common control with another person, (ii) a person owning, or controlling 10% or more of the outstanding voting securities of such person or (iii) any officer, director or partner of such person.

                 (b) "Management Plan" means a description of the general policies and procedures to be followed in the management of a Project including, but not limited to, the Operating Budget for such Project, a form of lease, a list of Project employees, a list of services to be provided and service standards and any amendment or amendments thereto.

                 (c) "Marketing Plan" means a description of the general policies and procedures, including any amendment or amendments thereto, to be followed in the marketing of a Project, and including an advertising budget.

                 (d) "Non-Project-based Employees" means employees of the Agent other than Project-based Employees.

                 (e) "Operating Year" means each fiscal year, which shall be on a calendar year basis, of the Projects.

                 (f) "Partnership Notes" means those 13% Nonrecourse Pension Notes Due December 31, 2001, issued pursuant to the Trust Indenture, not exceeding $42,672,000 in aggregate principal amount.

                 (g) "Payroll Account" means one or more bank accounts established by Agent with a bank or financial institution whose deposits are insured by an agency of the United States Government, carried in Agent's name under Agent's Federal Employer (Tax)
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         Identification Number, with the Agent having signatory authority, and designated on record as "[Project Name] - Payroll Account." A Payroll Account may be an interest or non-interest bearing account including, without limitation, checking accounts, savings accounts, money market accounts and certificates of deposit, as Agent deems advisable.

                 (h)      "Principal Parties" means the Owner and the Agent.

                 (i) "Project Administrator" means the person designated and selected by Agent to perform full-time supervisory management services at the Project site.

                 (j) "Operating Budget" means the annual operating budget for a Project prepared by Agent.

                 (k) "Project-based Employees" means all on-site employees of a Project including, without Incitation, the Project Administrator.

                 (l) "Rental Agency Account" means one or more bank accounts separated from all other accounts and funds established by Agent with a bank or financial institution whose deposits are insured by an agency of the United States Government, carried in Agent's name under Agent's Federal Employer (Tax) Identification Number, with the Agent and Owner having signature authority, and designated on record as "[Project Name] Rental Agency Account." A Rental Agency Account may be an interest or non-interest bearing account including, without limitation, checking accounts, savings accounts, money market accounts and certificates of deposit, as Agent deems advisable.

                 (m) "Trust Account" means one or more bank, accounts separated from all other accounts and funds established by Agent with a bank or financial institution selected by Agent in its sole discretion whose deposits are insured by an agency of the United States Government, carried in Agent's name under Agent's Federal Employer (Tax) Identification Number, with Agent and Owner having signature authority, and designated on record as "[Project Name] Trust Account". A Trust Account must be an interest-bearing account including, without limitation, checking accounts, savings accounts, money market accounts and certificates of deposit, as Agent deems advisable.

         3. Management Plan. Except as otherwise provided in this Agreement, Owner and Agent shall meet and confer from time to time, as reasonably requested by Owner or Agent but no less than once a year, for the sole purpose of reviewing the Management Plan for each Project and the policies and procedures set forth therein. Agent shall deliver not later than sixty
(60) days prior to the end of the preceding Operating Year the entire Management Plan for each subsequent Operating Year to Owner for Owner's review and approval, which approval shall not be unreasonably withheld. Owner and Agent may agree to amend the Management Plan from time to time, but any such amendment shall be in writing signed by both Owner and Agent. The initial Management Plans and any subsequent Management Plan and all amendments thereto shall be deemed to be additional terms and conditions binding the Principal Parties of this Agreement and shall be incorporated herein by reference as though set forth herein in full, except that, should any



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provisions of the initial Management Plan or any subsequent Management Plan and all amendments thereto conflict with any terms, conditions, or provisions of this Agreement, then this Agreement shall govern.

         4. Marketing. Agent will use his discretion in marketing the Projects subject to any limitations contained in the applicable Management Plan and Marketing Plan. Ongoing advertising expenses within such limitations shall be Project expenses payable out of the Rental Agency Accounts.

         5. Rentals. The Agent will offer for rent and will use its reasonable efforts to rent dwelling units and any other rental facilities in the Projects. Incident thereto, the following provisions will apply:

                 (a) Agent will use its reasonable efforts to show the premises to prospective tenants.

                 (b) Agent will use its reasonable efforts to take and process applications for rentals. If an application is rejected by Agent, the applicant will be told the reason for rejection, and the rejected application, with reason for rejection noted thereon, will be kept on file by Agent for one (1) year. A current list of prospective tenants will be maintained.

                 (c) Subject to any limitations imposed by applicable law, Agent will use its reasonable efforts to cause rental agreements to be in a general form included in the applicable Management Plan, and

                          (i) all individual rental agreements relating to dwelling units to be entered into by tenants shall be prepared by Agent and executed by Agent in Agent's name identified thereon as Agent for Owner.

                          (ii) all commercial and concession agreements, if any, shall be negotiated by Agent, executed by Agent in Agent's name identified thereon as agent for Owner.

                 (d) No resident may occupy space in any of the Projects without an executed lease. No lease or lease renewal shall be entered into for a term in excess of one year, subject to renewal.

                 (e) Agent shall prepare and provide to Owner, for Owner's review and approval, which approval shall not be unreasonably withheld, monthly rent and service package schedules showing minimum rents and fees to be charged for dwelling units and other facilities and services.

                 (f) Subject to any limitations imposed by law, Agent will use its reasonable efforts to collect, deposit and disburse security deposits, if required, in accordance with the terms of each tenant's rental agreement. Security deposits will be deposited by Agent





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         in the respective Project's Trust Account.  All such deposits, together with accrued interest, if any, shall be disbursed as follows:

                          (i)     first, in accordance with any applicable law;

                          (ii) second, in accordance with terms of any written or oral agreement under which it was received; and

                          (iii) third, if any amount is remaining, to Owner by disbursement to the respective Project's Rental Agency Account at such times as Agent, in Agent's discretion, deems appropriate.

         Agent shall use its reasonable efforts to keep complete and accurate records on the Trust Accounts identifying, among other things: (1) what amount, or remaining portion thereof, of any principal deposit is attributable to a particular tenant, tenancy or agreement; (2) if required by law or any written agreement, what amount of interest or remaining portion thereof, is attributable to said principal; and (3) all disbursements.

         6. Collection of Rents and other Receipts. Agent will use its reasonable efforts to collect when due all rents, charges and other amounts receivable for Owner's account in connection with the management and operation of the Projects. Except for those amounts required to be deposited in the Trust Accounts, such receipts shall be deposited in the Rental Agency Accounts.

         7. Enforcement of Leases. Agent shall use its reasonable efforts to secure compliance by each tenant with the terms of such tenant's lease. Subject to the pertinent procedures prescribed in the applicable Management Plan, Agent will lawfully terminate any tenancy when in the Agent's judgment sufficient cause, including but not limited to nonpayment of rent, for such termination occurs under the terms of the tenant's lease. For this purpose, Agent is authorized to employ legal counsel to bring actions for eviction and to execute notices to vacate and judicial pleadings incident to such actions; provided, however, that Agent will use its reasonable efforts to keep Owner informed as to the progress and status of such actions. Reasonable attorneys' fees and other necessary costs incurred in connection with such action will be paid out of the respective Rental Agency Account as Project expenses. Agent shall have the authority to select one or more attorneys that may be engaged for such purposes.

         8. Maintenance and Repair. Subject to any limitation contained in this Agreement or the Management Plans (including the operating Budgets for the Projects), and any written limitations reasonably imposed by Owner, Agent shall have full authority to maintain and repair the Projects and will use its reasonable efforts to cause the Projects to be maintained and repaired in accordance with the standards for a comparable apartment development in counties and localities in which the respective Projects are located, including, but not limited to, cleaning, painting, decorating, plumbing, carpentry, masonry, electrical and elevator maintenance and repair work, grounds care and such other maintenance and repair work as may be necessary. Owner shall deliver to Agent, to the extent available and without representation or warranty as to





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their accuracy or any other matter related thereto, copies of all as-built surveys of the Projects; as-built plans and specifications of the Projects (marked to show changes); engineering, mechanical, electrical and plumbing drawings and specifications of the Projects; and warranties, guarantees and owners or operations manuals with respect to systems and equipment located in the Projects.

         In connection therewith, the following provisions will apply:

                 (a) Special attention will be given to preventive maintenance, to the extent reasonably and financially feasible.

                 (b) Agent will use regular Project-based Employees wherever, in Agent's reasonable judgment, possible. Agent, on behalf of Owner, will contract with qualified independent contractors for maintenance and repair work as in Agent's reasonable judgment, appropriate.

                 (c) Agent will use its reasonable efforts to systematically and promptly receive and investigate all service requests from tenants, take such action thereon as may be justified and will use its reasonable efforts to keep records of the same. Emergency requests will be received and reasonably serviced on a twenty- four hours-a-day, seven days-a-week basis.

                 (d) Subject to the terms and provisions of this Agreement and the Management Plans (including the Operating Budgets for the Projects), Agent is authorized to purchase for the account of each Project all materials, equipment, tools, appliances, supplies and service necessary, in Agent's reasonable judgment, for the proper maintenance and repair of such Project.

                 (e) Agent will require that all maintenance and repairs will be done in material compliance with known applicable building codes and laws.

                 (f) Notwithstanding any of the foregoing provisions, the prior approval of Owner, which shall not be unreasonably withheld, will be required for any expenditure for maintenance and/or repair which exceeds Five Thousand Dollars ($5,000.00) in any one instance for labor, materials or otherwise, in connection with the maintenance and repair of a Project, except for (i) recurring expenses within the limits of the applicable Operating Budget, (ii) other expenses provided for in such Operating Budget and (iii) emergency repairs involving manifest danger to persons or property, or required to avoid suspension of any necessary service to a Project. In the event of such emergency repairs, Agent will inform Owner of the facts as promptly as possible. In no event shall Agent use any funds set aside in a replacement or similar reserve not designated for use in the Operating Budget without first notifying Owner in writing of the nature of such use and obtaining the prior written approval of Owner to such use, which approval shall not be unreasonably withheld.





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Except as otherwise provided by this Agreement, all expenditures for maintenance and repair shall be Project expenses.

         9. Utilities and Services. In accordance with the Management Plans and the Operating Budgets, Agent will use its reasonable efforts to arrange for all necessary utilities and services, including, but not limited to, water, electricity, gas, sewage, trash disposal, vermin extermination, cable television and telephone service. Agent will contract with the providers of such services on behalf of Owner and will execute the contracts in Agent's name, identified therein as Agent for Owner, as may be necessary to secure such utilities and services. All the Costs for said services, including, without limitation, deposits, hook-up and installation fees and service charges, shall be Project expenses.

         10.     Employees.

                 (a) All Project-based Employees shall be employees of Agent. Agent shall have sole authority over Project-based Employees and Non-Project-based Employees who are directly responsible for the Projects and all matters pertaining thereto and shall be responsible for all actions and omissions of such employees occurring pursuant to Agent's employee policy manuals. All costs of hiring, equipping and providing the services of Project-based Employees and Non-Project-based Employees who are directly responsible for the Projects, including, but not limited to, compensation, health and liability insurance, payroll taxes, bonding, workers' compensation insurance, benefits and vacations shall be treated as an expense of Agent to be reimbursed by Owner.

                 (b) Reasonable travel expenses incurred by Non-Project-based Employees traveling between the Project and Agent's offices, office supplies, overnight courier charges, long-distance telephone charges and fidelity bond costs shall also be considered an operating expense of the Project. Additionally, all allowable expenses as stated under Section 10 of the Third Amended and Restated Agreement of Limited Partnership for NHP Retirement Housing Partners I, Limited Partnership shall be considered operating expenses of the Project.

         11.     Disbursements from Accounts.

                 (a)      Rental Agency Accounts:

                          (i) Agent will use its reasonable efforts to make the following disbursements promptly when payable from the funds collected and deposited by Agent in the applicable Rental Agency Account and interest, if any, accrued thereon:

                                  (A)      Agent shall disburse to the Payroll
                          Account sufficient sums to reimburse all of Agent's obligations associated with compensation of Project-based Employees and Non-Project- based Employees who are directly responsible for the Projects, including, without limitation,





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                          compensation, withholding taxes and assessments,
                          employer's contribution to taxes and assessments, workers' compensation and disbursements for health and other insurance and benefits, if any.

                                  (B)      All sums otherwise due and payable
                          by Owner as expenses of the Project incurred by Agent under the terms of this Agreement, the applicable Management Plan (including the Operating Budget for such Project) and the applicable Marketing Plan, including, without limitation, compensation and reimbursements payable to Agent for Agent's services hereunder, real estate and other property taxes and all other fees, taxes, assessments and charges relating to ownership, maintenance and operation of such Project.

                                  (C)      To the extent financially feasible,
                          as determined by Agent, interest, principal and other sums due and payable by Owner in connection with any indebtedness secured by the Project or otherwise related to the Project as set forth in the Operating Budget.

                                  (D)      After payment of the aforementioned
                          items, the remaining balance, if any, shall be kept in reserve for anticipated expenses, to the extent deemed necessary or desirable by Agent and otherwise shall be paid by Agent to Owner on the twentieth
                          (20th) day of each calendar month.

                          (ii) In the event that the balance in the Rental Agency Account of any Project is at any time insufficient to pay disbursements due and payable under this Subparagraph 11(a), Agent will inform Owner in writing of such fact. If Owner advises Agent that the funds in the Partnership reserves are not sufficient to cover such insufficiency, then Agent may advance funds to cover such insufficiency from Agent's own funds, or may elect immediately to terminate this Agreement. If advanced by Agent, such funds shall be deemed to be an interest bearing loan at prime plus four percent (4%) to such Project to the extent of such insufficiency, and, shall be repaid to Agent prior to any disbursement to Owner from the Rental Agency Account or any other Project account.

                 (b)      Payroll Accounts:

                          (i) From funds deposited in the Payroll Accounts and interest, if any, accrued thereon, Agent will make the following disbursements promptly when payable:

                                  (A)      Compensation due Project-based
                          Employees and Non-Project-based Employees who are directly responsible for the Projects.

                                  (B) Workers' compensation and employer's payments with respect to withholding taxes and assessments, including, but not limited to,





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                          employer's contributions with respect to
                          Project-based Employees, and Non-Project-based Employees who are directly responsible for the Projects and disbursements for health and other insurance and benefits, if any.

                          (ii) In the event that the balance in the Payroll Account of any Project is at any time insufficient to pay any disbursements due and payable under this Subparagraph 11(b), Agent will draw sufficient funds out of such Rental Agency Account to cover said expenses and, if there are insufficient funds in such account from which to draw, Agent will inform Owner in writing of such fact. If Owner advises Agent that the funds in the Partnership's reserves are not sufficient to cover such insufficiency, then Agent may advance funds to cover such insufficiency from Agent's own funds, or may elect immediately to terminate this Agreement. If advanced by Agent, such funds shall be deemed to be an interest bearing loan at prime plus four percent (4%) to such Project to the extent of such insufficiency, and shall be repaid to Agent prior to any disbursement to Owner from the Rental Agency Account or any other Project account.

         12. Budgets. Annual Operating Budgets for each Project will be included in the Management Plan and will be subject to approval by Owner, which approval shall not be unreasonably withheld. Except as permitted under Subparagraph 8(f) above, annual disbursements for each type of operating expenses itemized in the operating Budget will not exceed the amount authorized by the approved Operating Budget. Agent will prepare a recommended Operating Budget for each Operating Year during the term of this Agreement, in such form as may be reasonably prescribed by Owner, and shall submit each such Operating Budget with the Management Plan in accordance with the provisions of Paragraph 3 hereof. Owner will promptly inform Agent of changes, if any, in the approved Operating Budget, and Agent will keep Owner informed of any anticipated material deviation from the receipts or disbursements stated in the approved Operating Budget; such changes and anticipated deviations shall be subject to further approval by Owner, which approval shall not be unreasonably withheld.

         13. Records and Reports. In addition to any other requirements specified in the Management Plans or other provisions of this Agreement, Agent will have the following responsibilities with respect to records and reports:

                 (a) Agent will establish and maintain a system of records, including, but not limited to, rent records, insurance policies (other than policies maintained by Owner), leases and subleases, current certificates of insurance for contractors, subcontractors and independent contractors, correspondence, receipted vouchers, a resident profile and an employee profile (including the names, addresses, home phone numbers, social security numbers and other appropriate information for all Project-based Employees), pertaining to the Projects or the operation thereof. All such records, books and accounts will be subject to examination at reasonable hours at Agent's home office by any authorized representative of Owner, subject, however, to any laws or regulations protecting the privacy or confidentiality of such information. Such records will include resident income





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         verifications required by governmental agencies, if any are so required by such agencies. All such records, books and accounts shall be and remain the sole property of Owner.

                 (b) Agent will furnish such information (including occupancy reports) as may be reasonably requested by Owner from time to time with respect to the financial, physical or operational condition of the Projects.

                 (c) By the twentieth day of each calendar month, Agent will furnish Owner with statement of receipts and disbursements for each Project during the previous month from each account detailing receipts and disbursements for the month and the year-to-date and comparing same to the budget for such Project established pursuant to Paragraph 12 hereof. In the event Agent is unable to furnish Owner with such statement as provided herein, Agent shall have an additional 15 days to furnish such statement to Owner.

                 (d) By the twentieth day of the calendar month following each calendar quarter (i.e., April 20, July 20, October 20 and January
         20), Agent will furnish Owner with an adjusted trial balance of each of the Projects, on an accrual basis, as of the end of the preceding calendar quarter, in form and detail reasonably agreed to by Agent and Owner. In the event Agent is unable to furnish Owner with such balance as provided herein, Agent shall have an additional 15 days to furnish such balance to Owner.

                 (e) Except as otherwise provided in Paragraphs 10 and 24 of this Agreement, the overhead expenses of Agent's home office, including but not limited to, equipment and transportation for Agent's home office managerial personnel and compensation, benefits and other related costs for Agent's non-Project-based Employees (except those who are directly responsible for the Projects), will be borne by Agent out of its own funds and will not be treated as Project expenses.

                 (f) Owner shall select a certified public accountant to prepare an annual financial report of the Projects for each calendar year based upon the preparer's examination of the books and records of the Owner and the Agent, and a partnership United States Partnership Return of Income (Form 1065) and related state returns for the Project; Agent shall cooperate fully and promptly with such certified public accountant. Such annual financial report shall be certified by the preparer and the Agent and shall be delivered to the Owner within ninety (90) days after the end of the Projects' fiscal year. All fees and costs of the selected certified public accountant shall be a Project expense. Except as otherwise provided herein, all corporate, partnership and individual income tax returns for Owner are the sole responsibility of Owner, except that the records and reports furnished Owner by Agent shall be reasonably sufficient for these purposes.

         14. Bids, Discounts, Rebates, Etc. Agent will use its reasonable efforts to obtain contracts, materials, supplies, utilities and services on terms deemed by Agent, in its reasonable judgment, to be fair and appropriate. Agent is authorized to solicit bids, either formal or informal, for those items which can be obtained from more than one source. Agent will use its reasonable efforts to secure and credit to Owner all discounts, rebates and other concessions or





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incentives earned in connection with the Project and all other transactions on
Owner's behalf. Agent will not enter into any contract or agreement which provides, directly or indirectly, for any overhead, profit or mark-up payable or otherwise allocable to Agent, without the prior approval of Owner except Agent is authorized to provide therapy, home health care, assisted living, rehabilitation services and other similar services at market rates in the vicinities in which the Projects are located.

         15. On-site Management Facilities. On-Site office facilities for intermittent use by Agent's non-Project- based Employees and for the Project Administration reasonably satisfactory to Agent shall be provided by Owner as Project expenses.

         16. Insurance. Owner will arrange for policies of insurance against physical damage (such as fire with extended coverage endorsement, boiler and machinery) and against liability for loss, damage or injury to property or persons which might arise out of the occupancy, management, operation or maintenance of the Projects, and such other policies of insurance, including without limitation automobile insurance, as may reasonably be necessary in connection with the Projects, and shall include Agent as an additional insured on any such policies. Payment of any deductible amounts with respect to any claims will be made from the applicable Project's Rental Agency Account and will be treated as an operating expense of such Project. Agent shall be entitled to 30 days' written notice prior to any cancellation of any of such insurance policies. Agent will pay premiums for all such insurance out of the applicable Project's Rental Agency Account, and such premiums will be treated as operating expenses of such Project. Agent will pay any deductible amounts with respect to any claims out of the applicable Project's Rental Agency Account, and such payments will be treated as operating expenses of such Project. Deductible amounts on insurance policies shall be determined by Owner. Agent will use reasonable efforts to assist Owner in obtaining the most favorable insurance rates possible, including, but not limited to, requesting quotations, reviewing bids and comparing coverage variations. Agent will be responsible for obtaining workers' compensation insurance for Project-based Employees.

         17. Claims Against Insurance. Agent shall use its reasonable efforts to investigate and submit a written report to the insurance carrier or its agent and Owner as to all accidents, claims for damage relating to the ownership, operation and maintenance of the Projects, any damage to or destruction of the Projects and the estimated costs of repair thereof, and shall use its reasonable efforts to prepare and file with the insurance company or its representative and Owner in a timely manner and otherwise as the insurance company and/or Owner reasonably requires reports in connection therewith. Agent shall use its reasonable efforts to take no action (such as admission of liability) which might preclude Owner from obtaining any protections provided by any policy held by Owner or which might prejudice the defense in any legal proceeding involving Owner or any of the Projects, or otherwise prevent Owner from protecting itself against any such claims, demands or legal proceedings. Agent shall reasonably cooperate with Owner in the defense or settling of any such claim, demand or legal proceeding arising out of any policies, including the execution of proofs of loss, the adjustment of losses, signing and collection of receipts and collection of money.





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         18.     Additional Insurance.  As long as this Agreement is in effect,
Agent shall maintain workers' compensation coverage for Agent's Project-based and Non-Project-based Employees in statutory amounts and employer's liability coverage for Agent ($100,000.00 each accident, $100,000.00 disease limit per employee, $500,000.00 disease policy limit). Such policies of insurance shall provide for written notice to Owner of cancellation or nonrenewal of, or material changes in, such insurance within 30 days thereof. Expenses Incurred by Agent in connection with such insurance shall be treated as an expense of the Project with respect to Project-based Employees, and with respect to Non-Project-based Employees to the extent such Non-project-based Employees render services to the Projects. Any additional insurance obtained by Agent for their own account shall be at their own expense.

         19. Fidelity Bond. Agent shall furnish for each Project, as a Project expense, a fidelity bond against misapplication of Project funds, loss, theft, embezzlement or other fraudulent acts on the part of agent or its employees. The surety thereon shall be in an amount not less than the sum of
(i) monthly "Gross Receipts" (hereinafter defined) from the operation of such Project based on the estimated year-end occupancy as set forth in the applicable Management Plan and (ii) the maximum possible level of funds held as security deposits based on the estimated year-end occupancy as set forth in such Management Plan.

         20. Agent's Professional Liability Coverage. Agent shall maintain, as a Project expense, Professional Liability Coverage for Real Estate Management Errors and omissions, providing coverage for Agent and its employees in the amount of $2,000,000.00 per Project. Owner must be furnished evidence of such coverage for the entire term of this Agreement and any renewal or extension hereof.

         21. Contractor's, Subcontractor's Insurance. Agent shall use its reasonable efforts to require all contractors, subcontractors and independent contractors entering upon any of the Projects to perform services, to have insurance coverage, at the contractor's, subcontractor's or independent contractor's expense, in the following minimum amounts:

                 (a) Workers' Compensations and Employer's Liability statutory amount (Limit for employer's liability for $100,000.00 each accident, $100,000.00 disease limit per employee, $500,000.00 disease policy limit).

                 (b)      Comprehensive General Liability in the amount of:

                          (i) $1,000,000.00 combined single limit for bodily injury and property damage including Broad Form Coverage Endorsement Extension, affording products and completed operations and contractual liability coverage (deleting XCU exclusions, if applicable); or

                          (ii)    if the value of a contractor's,
                 subcontractor's or independent contractor's contract is in excess of $1,000,000.00, Agent shall determine the appropriate amount of insurance required in connection therewith prior to the execution of such contract and shall advise Owner of such insurance requirements.





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                 (c)      Comprehensive Auto Liability insurance covering the
         use of all owned, nonowned and hired automobiles with bodily injury and property damage limits of $1,000,000.00 combined single limit.

                 (d) Umbrella Liability following form coverage above Workers' compensation and Employer's Liability, Comprehensive General Liability and Comprehensive Automobile Liability as required above for a minimum of $1,000,000.00 combined single limit for bodily injury and property damage.

Agent shall use its reasonable efforts to keep on file current certificates of insurance showing that each contractor and subcontractor is so insured, providing for 30 days written notice of cancellation, nonrenewal or reduction in policy limits below $1,000,000.00 and naming Owner and Agent as additional insureds. Agent shall use its reasonable efforts to not permit any contractor, subcontractor or independent contractor to enter upon any of the Projects to perform services who has not provided Agent with such a certificate or certificates of insurance, unless Agent has delivered a letter to Owner requesting a waiver of any of the above requirements for such contractor, subcontractor or independent contractor and has received Owner's written approval of such waiver.

         22. Compliance With Governmental Orders. Agent shall use its reasonable efforts to comply promptly with any and all statues, regulations, orders, building codes, zoning and licensing requirements, and other requirements affecting the Projects, whether imposed by federal, state, county or municipal authority, or other political subdivision, including but not limited to, those statutes, regulations, orders, codes and requirements respecting tenant security deposits. Nevertheless, Agent shall take no such action so long as Owner is contesting, or has affirmed its intention to contest, any such order or requirement. Agent will use its reasonable efforts to notify Owner in writing of all notices of such orders or other requirements within 48 hours from the time of their receipt. Upon the prior written consent of Owner, Agent may appeal any requirement Agent deems unwarranted and Agent may compromise or settle any dispute regarding such requirements.

         23. Non-Discrimination. In the performance of its obligations under this Agreement, the Agent will use its reasonable efforts to comply with the provisions of any federal, state or local law prohibiting discrimination in housing on the grounds of race, color, creed or national origin, including Title VI of the Civil Rights Act of 1964 (Public Law 88-3452, 78 Stat. 241), regulations issued pursuant to Executive Order 11063, and Title VII of the 1968 Civil Rights Act.

         24. Agent's Compensation. Agent will be compensated for their services under this Agreement by fees to be paid out of the Rental Agency Accounts and such fees will be treated as Project expenses. Such fees will be payable during the term of this Agreement and any extensions or renewals thereof, prior to payments out of the Rental Agency Accounts of any other Project expenses, in the amounts and on the dates set forth below.

                 (a) A monthly management fee (the "Monthly Management Fee") for each Project equal to the amount calculated pursuant to
         Exhibit X hereto (specific percentages in Exhibit X shall refer to percentages of Gross Receipts unless otherwise indicated), subject to increase or decrease as provided below. For purposes hereof, the term "Gross Receipts" shall mean gross monthly receipts of whatever kind or nature collected by Agent from the operation of the Project, excluding
         (i) security deposits received from residents and, if applicable, interest accrued thereon for the benefit of the residents until such deposits or interest are applied for rental payments; (ii) reimbursements by residents for work done for particular residents;
         (iii) proceeds from the sale or other disposition of all or any part of such Project; (iv) insurance proceeds received by Owner as a result of any insured loss (except proceeds for rent loss insurance); (v) condemnation proceeds (except proceeds for lost rent); (vi) capital contributions made by any partner of the Partnership; (vii) loans by Owner or Agent; and (viii) proceeds from Capital, financing and any other transactions not in the ordinary course of operation of such Project. The Monthly Management Fee for each Project shall be payable monthly in arrears in installments following calculation thereof upon submission of a monthly statement for such Project from the Rental Agency Account. Subject to the provisions of Paragraph 26 hereof, it is agreed between Owner and Agent that if the Gross Receipts of any Project are insufficient to pay all disbursements, including the Monthly Management Fee, or any portion thereof, then Owner shall use the Partnership reserves to make such disbursements. It is further agreed between Owner and Agent that in no event will any disbursement be made to Owner from any Project Account, until all accrued and unpaid fees to Agent and repayments, if any, to Agent for Agent's advancement of funds to cover any insufficiencies in the such Project's Rental or Payroll Account have been paid in fall. Upon termination of this Agreement pursuant to Paragraph 26, the parties will prorate the Monthly Management Fee for each Project on a per diem basis to the effective date of such cancellation or termination.

                 (b) A monthly fee for providing food services for each Project, including the planning and provision of tenant meals (the "Dietary Services Fee"), exclusive of reimbursed expenses, equal to the amount calculated pursuant to Exhibit X hereto. In connection with providing food services, Agent shall maintain and make available to Owner upon reasonable notice sufficient records pertaining to food service costs, including but not limited to invoices, delivery receipts and payroll records.

         25. Term. This Agreement shall become effective the day and year first written above and shall continue in full force and effect until December 31, 2001, hereinafter referred to as the "Term," unless sooner terminated as provided in Paragraph 26 below.

         26. Termination. This Agreement shall continue in full force and effect until expiration of the Term unless sooner terminated as follows:

                 (a) This Agreement may be terminated by the mutual written consent of the Principal Parties.

                 (b) In the event Agent fails to receive reimbursement of reimbursable expenses or any compensation due Agent pursuant to the terms of this Agreement and such failure continues for a period of 60 days after Agent's written notice thereof to Owner, Agent may terminate this Agreement effective immediately upon expiration of such 60-day period without further notice to Owner; provided, however, that this Agreement shall not be so terminated if Owner pays Agent all such expenses and compensation then due and payable on or before the expiration of said 60-day period; provided, further, however, that Agent may terminate this Agreement immediately in the event that Owner fails to advance funds to cover an insufficiency in any Payroll Account within three business days after Owner's receipt of written notice that such insufficiency exists, as provided in Paragraph 11(b) above.

                 (c) In the event that a petition in bankruptcy is filed by Agent or its assignee or in the event Agent or its assignee makes an assignment for the benefit of creditors or takes advantage of any insolvency act, Owner may terminate this Agreement with notice to the Agent.

                 (d) With regard to a Project, in the event that such Project is sold by Owner, unless Owner sells such Project to an affiliate of the Partnership.

                 (e) Agent shall fail to keep, observe or perform any material covenant, agreement or provision of this Agreement to be kept, observed or performed by Agent, and such default shall continue for sixty (60) days after written notice thereof from Owner (unless Agent is in good faith using commercially reasonable efforts to cure such failure, in which case such period shall be extended for two years).

                 (f) Misappropriation of funds held by Agent in trust for Owner or any other fraudulent act committed by Agent and related to the performance of Agent's obligations hereunder, but only if (i) Jeffrey Beck or James Stroud are active participants in such misappropriation or fraudulent act, or (ii) with respect to misappropriation of funds, such funds are not reimbursed to Owner within 45 days after notice from Owner to Agent, or (iii) with respect to fraudulent acts, Owner is not reimbursed for any damages caused by such acts within 45 days after notice from Owner to Agent.

                 (g) In the event that Agent fails in a material way to operate, lease and maintain the Projects as required under the terms of this Agreement, the Management Plans and/or the Marketing Plans, such failure continues for 60 days after Owner's written notice thereof to Agent and Agent does not cure such failure during such 60-day period (unless Agent is in good faith using commercially reasonable efforts to cure such failure, in which case such period shall be extended for two years) and such failure is the result of Agent's willful misconduct, gross negligence or unlawful act as finally determined by a court having jurisdiction regarding such matter.

                 (h) In the event that (i) Agent's or its assignee is dissolved (ii) Agent's real estate brokerage license, if such license is legally required as a condition to manage or lease the Project, is terminated or (iii) Agent or its assignee cease to continue to do business for any reason Owner may terminate this Agreement by notice to Agent.

                 (i) Owner may terminate this Agreement by written notice to Agent in the event that none of James Stroud, Jeffrey Beck or Keith Johannessen is an executive officer of Agent and Owner has not approved the individual replacing any of such persons as an executive officer, which approval shall not be unreasonably withheld.

                 (j) In the event that this Agreement is assigned by Agent in breach of Paragraph 27(h).

Upon termination, Agent will submit to Owner any financial statements required, and after the Principal Parties have accounted to each other with respect to all matters outstanding as of the date of termination, Owner will furnish Agent security, in the form and principal amount satisfactory to Agent, against any obligations or liabilities which the Agent may properly have incurred on behalf of Owner hereunder.

All notices required under this Paragraph 26 shall be in accordance with Subparagraph 27(b) below.

         27.     Interpretative Provisions.

                 (a) This Agreement may be executed in several counterparts, each of which shall constitute a complete original Agreement, which may be introduced in evidence or used for any other purpose without production of any of the, other counterparts.

                 (b) Except as otherwise provided in this Agreement, all notices under this Agreement shall be in writing and shall be delivered by personal service, by overnight courier from whom a receipt can be obtained or by certified or registered mail, return receipt requested, from one party to the other at the following addresses or such other address as one party may advise the other by written notice:

         If to Agent:     Capital Senior Living, Inc.
                          14160 Dallas Parkway, Suite 300
                          Dallas, TX 75240
                          Attn.:  Mr. Keith Johannessen, President


         If to Owner:     NHP Retirement Housing Partners I Limited Partnership
                          c/o Capital Realty Group Senior Housing, Inc.
                          14160 Dallas Parkway, Suite 300
                          Dallas, TX 75240
                          Attn.: Mr. James A. Stroud, Chief Operating Officer
                                 Mr. Jeffrey L. Beck, Chief Executive Officer

The date of receipt of notice shall be the date delivered if personally delivered or five days after the date of mailing if mailed.

                 (c) The rights and remedies of either of the parties hereunder shall not be mutually exclusive, i.e., the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions hereof. Each of the parties confirms that damages at law will be an inadequate remedy for a breach or threatened breach of this Agreement and agrees that, in the event of a breach or threatened breach of any provision hereof, the respective rights and obligations hereunder shall be enforceable by specific performance, injunction, or other equitable remedy, but nothing herein contained is intended to, nor shall it, limit or affect any rights at law or by statute or otherwise of any party aggrieved as against the other for a breach or threatened breach of any provision hereof, it being the intention of this Subparagraph 27(c) to make clear the agreement of the parties that the respective rights and obligations of the parties hereunder shall be enforceable in equity as well as at law or otherwise.

                 (d) All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; and the singular shall include the plural and vice versa. Titles of Articles, Subparagraphs and Paragraphs are for convenience only, and neither limit nor amplify the provisions of this Agreement itself. The use herein of the word "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar terms or matters, whether or not non-limiting language (such as without limitation, or, but not limited to, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement term or matter.

                 (e) Each party hereto agrees, without any additional consideration, to do all acts and things and to make, execute and deliver such written instruments, as shall from time to time be reasonably required to carry out the terms and provisions of this Agreement.

                 (f) Should any litigation be commenced between the parties hereto or their representatives or should any party institute any proceeding in bankruptcy or similar court which has jurisdiction over any party hereto or any or all of his or its property or assets concerning any provision of this Agreement or the rights and duties of any person or entity in relation thereof, the party or parties prevailing in such litigation shall be entitled in addition to such other relief as may be granted, to a reasonable sum as and for his or its or their attorneys' fees and court costs in such litigation which shall be determined by the court in such litigation or in a separate action brought for that purpose.

                 (g) In the event that any provision of this Agreement shall be held to be invalid or unenforceable, the same shall not affect in any respect whatsoever the validity or enforceability of the remainder of this Agreement.

                 (h) Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties signatory hereto, their respective heirs, executors, legal representatives and permitted successors and assigns. Neither this Agreement nor any portion thereof including, but not limited to, any money due or to become due under this Agreement, may be assigned by either party except upon written consent of all the Principal Parties hereto. This Agreement is a personal service contract; except as specifically provided herein, Agent's duties may not be delegated to another party, except for delegation of nominal duties in the ordinary course of business or as otherwise permitted hereunder, without in each instance the prior written consent of Owner, which may or may not be given in Owner's sole discretion. Notwithstanding the foregoing, Owner consents to the sale, assignment, contribution or similar transfer of all or a portion of this Agreement to an Affiliate of Agent.

                 (i) This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of Texas.

                 (j) No consent or waiver, express or implied, by a party to or of any breach or default by the other party in the performance by such other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party hereunder. Failure on the part of a party to complain of any other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder. The giving of consent by a party in any one instance shall not limit or waive the necessity to obtain such party consent in any future instance.

         28.     Indemnifications.

                 (a) Agent's Indemnity: Owner shall indemnity and hold Agent harmless from all claims, actions, liabilities, expenses and attorney's fees not covered by insurance in connection with, arising from, or incurred as a result of Agent performing its duties under this Agreement, including, without limitation, damage to property and injury or death of any employee, tenant, guest, invitee, trespasser or other person whatsoever, alleged or actual defective construction of a Project or any equipment thereon, and the failure of Agent to pay any expenses and costs of a Project as required by this Agreement if necessary funds are not made available to Agent by Owner; provided, however, that Owner shall not indemnify Agent from and against any of the foregoing claims, actions, liabilities, expenses or attorney's fees, arising from or incurred as a result of Agent's gross negligence, willful misconduct or unlawful act.

                 (b) Owner's Indemnity: Agent shall indemnify and hold Owner harmless from all claims, actions, liabilities, expenses and attorney's fees not covered by insurance arising from or incurred as a result of any gross negligence, willful misconduct or unlawful act performed by Agent in regard to the management of a Project, including the acts of Agent's employees, servants and agents, and violation of any statute, ordinance, law or regulation of any governmental body, public authority or official thereof having jurisdiction.

         29. No Partner Liability. Notwithstanding anything to the contrary contained in this Agreement, the Owner shall not have any personal liability for the payment of any fee, compensation or reimbursement under this Agreement, including any interest thereon. Agent (a) shall look solely to the assets of the Partnership for the payment of such fee, compensation or reimbursement, and (b) shall not seek a deficiency or other personal judgment against the Owner for such payment.

IN WITNESS WHEREOF, the Principal Parties, by their duly authorized officers, have executed this Agreement as of the date first above written.

                                          OWNER:

                                          NHP RETIREMENT HOUSING PARTNERS I
                                          LIMITED PARTNERSHIP, a Delaware
                                          limited partnership

                                          By: Capital Realty Group Senior
                                              Housing, Inc., General Partner




                                              By:  /s/ Jeffrey L. Beck
                                                 -----------------------------
                                                       Jeffrey L. Beck
                                                       Chief Executive Officer


                                          AGENT:

                                          CAPITAL SENIOR LIVING, INC.,
                                          a Texas corporation


                                          By:  /s/ James A. Stroud
                                             ---------------------------------
                                                   James A. Stroud, Chief
                                                   Operating Officer

                                   SCHEDULE I

Properties:      The Atrium of Carmichael, Carmichael, California

                 Crosswood Oaks Apartments, Citrus Heights, California

                 The Heatherwood, Southfield, Michigan

                 The Veranda Club, Boca Raton, Florida

                 The Amberleigh at Woodstream Farms, Amherst, New York

                                   EXHIBIT X
                                  FEE SCHEDULE

Amberleigh
----------

      Monthly Management Fee              Greater of 5 % or $10,900 per month

      Food Services Fee                   Greater of 20% of actual cost or $8,500 per month

Atrium of Carmichael
--------------------

      Monthly Management Fee              5%

      Food Services Fee                   20 % of actual cost

Crosswood Oaks
--------------

      Monthly Management Fee              5%

      Food Services Fee                   20 % of actual cost

Heatherwood
-----------

      Monthly Management Fee              Greater of 5% or $9,000 per month

      Food Services Fee                   Greater of 20% of actual cost or $7,500 per month

Veranda Club
------------

      Monthly Management Fee              Greater of 5% or $9,650 per month

      Food Services Fee                   Greater of 20 % of actual cost or $8,000 per month
